Exhibit 10.3

AMENDMENT NO. 3

TO AMENDED AND RESTATED STOCK ISSUANCE AGREEMENT

RADIUS HEALTH, INC., a Delaware corporation (“Radius”), and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”), are parties to that certain Amended and Restated Stock Issuance Agreement dated as of May 16, 2011 (as amended, the “Agreement”). Pursuant to Section 8.3(b) of the Agreement, Radius and NB wish to enter into this Amendment No. 3 to the Agreement (“Amendment No. 3”) effective as of May 19, 2014 (“Amendment Date”).  Capitalized terms used in this Amendment No. 3 and not defined herein shall have the meanings ascribed to them in the Agreement.

Background

Radius and NB are now wish to amend the IPO date under the Agreement. NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

1.  Amendment of the IPO date. The latest date upon which and IPO is to be consummated by Radius under Section 3.1(a4) and Section 3.1(a5) is hereby amended from May 31, 2014 to June 30, 2014.

2. Representations and Warranties of Radius. Sections 4.1-4.5 of the Agreement shall not apply to the transactions contemplated by this Amendment No. 3.  Sections 4.6-4.8 of the Agreement shall apply to the transactions contemplated by this Amendment No. 3.  Radius hereby confirms that the representation and warranties of Radius set forth in Sections 4.6-4.8 of the Agreement are true and correct in all material respects and that all conditions required to be performed by Radius under the terms of the Agreement prior to or on the Amendment Date have been performed.

3.  Representations and Warranties of NB.   Sections 5.1-5.8 of the Agreement shall apply to the transactions contemplated by this Amendment No. 3 and the Bonus Shares to be issued to NB pursuant to this Amendment No. 3.  NB hereby confirms that the representations and warranties of NB set forth in Sections 5.1-5.8 of the Agreement are true and correct in all material respects on the Amendment Date.

4.  Closing Conditions of NB.  NB’s obligation to enter into this Amendment No. 3 on the Amendment Date is subject to the fulfillment on or before the Amendment Date of each of the following conditions, unless waived by NB:

5.1  Representations and Warranties.  The representations and warranties made by Radius in Section 4 shall be true and correct in all material respects as of the Amendment Date.

5.2  Covenants.  All covenants, agreements and conditions contained in this Amendment No. 3 to be performed by Radius on or prior to the Amendment Date shall have been performed or complied with in all material respects as of the Amendment Date.

6.  Closing Conditions of Radius.  Radius’ obligation to enter into this Amendment No. 3 on the Amendment Date is subject to the fulfillment on or before the Amendment Date of the following conditions, unless waived by Radius:

7.1  Representations and Warranties.  The representations and warranties made by NB in Section 5 shall be true and correct in all material respects as of the Amendment Date.

7.2  Covenants.  All covenants, agreements and conditions contained in this Amendment No. 3 to be performed by NB on or prior to the Amendment Date shall have been performed or complied with in all material respects as of the Amendment Date.

7.3  Securities Laws.  Prior to the Amendment Date, Radius shall be satisfied that the offer and sale of the Bonus Shares pursuant to this Amendment No. 3 shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by Radius of all necessary blue sky law permits and qualifications required by any state, if any).

8.  Ratification.  Except to the extent expressly amended by this Amendment No. 3, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term

“Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended to date, including by this Amendment No. 3.

9.  General.  This Amendment No. 3 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

10.  Applicable Law. This Amendment No. 3 shall be governed by, subject to, and construed in accordance with the substantive laws of Massachusetts without regard for any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction.

IN WITNESS WHEREOF the parties have caused this Amendment No. 3 to be executed on their behalf by their duly authorized representatives as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ B.N. Harvey	/s/ Thomas Nielson
By: B.N. Harvey	By: Thomas Nielson
Title: CFO	Title: CFO

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor /
Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.5251